Singular Genomics Systems, Inc. Reports Recent Highlights and First Quarter 2022 Financial Results

La Jolla, CA, May 10, 2022 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the quarter ended March 31, 2022.

“We are on track to begin shipping G4 instruments to our customers in the second quarter. We are encouraged by the robust external validation through our Beta and Early Access Program placements, our acceptance of initial orders and the assembly of the first production G4 units,” said Drew Spaventa, Chairman and Chief Executive Officer. “We believe the G4’s combination of power, speed, flexibility and accuracy will enable more efficient workflows through daily runs, flexible run sizes and faster results, all at attractive economics for users. Looking forward to the AGBT conference in June, we are excited to showcase the G4, including new technical developments, application notes and highlights from our specialized application kits.”

Recent Highlights

•
Advanced the G4 commercial launch and remain on track to begin shipping G4 instruments and F2 flow cell kits in the second quarter of 2022.
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Concluded the Early Access Program, validating the G4 performance specifications across various applications and lab settings that represent target customers and markets.
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Published an application note demonstrating G4 RNA-Seq performance data was nearly identical to the data generated on a competitive sequencer.
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Announced a partnership with Bio-Rad Laboratories to integrate its high-performance SEQuoia library prep kits for RNA-Seq with the G4.
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Announced a partnership with Quantabio to integrate its high-quality sparQ library prep kits for both DNA and RNA sample prep with the G4.
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Announced a partnership with NVIDIA to validate the G4’s workflows with their Parabricks secondary analysis platform.

First Quarter 2022 Financial Results

Operating expenses for the first quarter of 2022 totaled $22.0 million, compared to $10.3 million for the first quarter of 2021. Operating expenses included non-cash stock-based compensation expense of $3.6 million in the first quarter of 2022 and $1.1 million in the first quarter of 2021. The year-over-year increase in operating expenses was driven primarily by headcount growth, investments to support the G4 commercial launch, continued investment in the PX development and R&D roadmap and the costs associated with being a public company.

Net loss for the first quarter of 2022 was $22.0 million, or $0.31 per common share, compared to $23.9 million, or $2.05 per common share, for the first quarter of 2021.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of March 31, 2022 totaled $316.0 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, May 10, 2022, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at investor.singulargenomics.com, in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that is leveraging novel NGS and multiomics technologies to build products that empower researchers and clinicians. Our mission is to accelerate genomics for the advancement of science and medicine. Our Singular Sequencing Engine is the foundational platform technology that forms the basis of our products as well as our core product tenets: power, speed, flexibility and accuracy. We are currently developing two products that are purpose-built to target applications in which these core product tenets matter most. Our first product, the G4, targets the NGS market. Our second product in development, the PX, combines single-cell analysis, spatial analysis, genomics and proteomics in one integrated instrument to offer a versatile multiomics solution.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our ability to successfully complete the development of and commercialize the G4 and PX; (ii) our ability to meet our commercial launch and product delivery timelines and objectives; (iii) our ability to achieve customer and scientific acceptance for the G4 and PX; and (iv) the ability of our product offerings to successfully compete with the existing and new products offered by our competitors. Any such forward-looking statements are based on our management’s current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have very little history commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, this litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our product candidates; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vi) we expect to be highly dependent upon revenue generated from the sale of the G4, and any delay or failure by us to finalize the development and to successfully commercialize the G4 could have a substantial adverse effect on our business and results of operations; and (vii) the COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and may materially and adversely impact, our business and operations. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for period ended March 31, 2022, filed with the SEC on May 10, 2022. Accordingly, you should not rely upon forward-looking statements as predictions of future events or our future performance. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

SINGULAR GENOMICS SYSTEMS, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$10,645	$6,608
Selling, general and administrative	11,375	3,654
Total operating expenses	22,020	10,262

Loss from operations	(22,020)	(10,262)

Other income (expense):
Interest and other income	156	131
Interest expense	(142)	(188)
Change in fair value of convertible promissory notes	-	(11,400)
Change in fair value of warrant liability	-	(2,202)
Net loss	$(22,006)	$(23,921)

Net loss per share:
Basic and diluted net loss per share	$(0.31)	$(2.05)
Weighted-average shares used to compute basic and diluted net loss per share	71,011,041	11,652,998

SINGULAR GENOMICS SYSTEMS, INC.

Condensed Balance Sheets

(In thousands, except share and par value amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$188,572	$201,049
Short-term investments	127,402	138,174
Inventory	6,329	3,011
Prepaid expenses and other current assets	3,486	5,526
Total current assets	325,789	347,760
Right-of-use lease assets	5,749	-
Property and equipment, net	6,714	6,072
Restricted cash	1,734	687
Other noncurrent assets	2,125	1,129
Total assets	$342,111	$355,648

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,525	$2,348
Accrued expenses	2,911	4,278
Lease liabilities, current	2,646	-
Other current liabilities	-	118
Total current liabilities	9,082	6,744
Long-term debt, net of issuance costs	9,941	9,904
Lease liabilities, noncurrent	3,878	-
Other noncurrent liabilities	1,728	2,827
Total liabilities	24,629	19,475
Stockholders’ equity:
Series A Common Stock Equivalent Convertible Preferred Stock, $0.0001 par value; 7,000 shares authorized, 2,500 and 0 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 70,509,463 and 72,438,742 shares outstanding at March 31, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	492,144	488,200
Accumulated other comprehensive loss	(767)	(138)
Accumulated deficit	(173,902)	(151,896)
Total stockholders’ equity	317,482	336,173
Total liabilities and stockholders’ equity	$342,111	$355,648